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                                                                  EXHIBIT 10.11

                                AMENDMENT TO THE
                        EQUITY CORPORATION INTERNATIONAL
                          1994 LONG-TERM INCENTIVE PLAN


         This Amendment ("Amendment") to the Equity Corporation International 1994 Long-Term Incentive Plan is effective upon the date of its adoption by the Board of Directors of Equity Corporation International (the "Company").

                                R E C I T A L S:

         WHEREAS, in October, 1994, the stockholders of the Company adopted the Equity Corporation International 1994 Long-Term Incentive Plan (the "Plan") to promote the interests of the Company and its stockholders as further set forth in such Plan; and

         WHEREAS, pursuant to Section 11(h) of the Plan, the Board of Directors may amend the Plan or any portion thereof; and

         WHEREAS, the Board of Directors have determined that it is in the best interest of the Company and its stockholders to amend certain provisions of the Plan;
                                A M E N D M E N T

         NOW THEREFORE, the Plan is hereby amended as follows:
Amendment to Section 6(a)(2)

         Section 6(a)(2) is amended in its entirety to read as follows:
         (2) Non-Employee Directors shall automatically receive Nonqualified Stock Options to purchase Common Stock without the exercise of the discretion of any person or persons as set forth herein. Upon commencement of service, a Non-Employee Director will receive a Nonqualified Stock Option to purchase 10,000 shares of



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                  Common Stock (22,500 shares for those Non-Employee Directors who serve in such capacities upon the effective date of this
                  Plan). In addition, each Non- Employee Director who is in office immediately after each annual meeting of the Company's stockholders held during the term of the Plan and who is not then entitled to receive an Option pursuant to the foregoing sentence due to commencement of service will receive, as of the date of such meeting, Nonqualified Stock Options to purchase an additional 5,000 shares of Common Stock. Options granted to Non-Employee Directors will become exercisable in one-third (1/3) increments on each of the first three anniversaries of the date of grant."

         Except as expressly amended hereby all of the other terms and conditions of the Plan shall remain in full force and effect. Capitalized terms not otherwise defined herein shall have the same meanings as are assigned to such terms in the Plan.

         Approved by the Board of Directors of the Company May 21, 1997.